MONEYMART ASSETS, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




February 28, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	MoneyMart Assets, Inc.
File No. 811-2619


Ladies and Gentlemen:

Enclosed please find the Annual Report for Form
N-SAR for the above referenced Fund, for the fiscal period ended December 31, 2006. The enclosed is being filed electronically via the EDGAR System.


Yours truly,

/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of February 2007.


	MoneyMart Assets, Inc.



By:  /s/ Jonathan D. Shain				By:  /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
Assistant Secretary	Witness






L:\MFApps\CLUSTER 2\N-SARS\MMA\2006\Annual cover.doc